                                                 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (From S-8 No. 333-280129) Spirit Airlines, Inc. 2024 Incentive Award Plan
(2)Registration Statement (Form S-8 No. 333-279999) Spirit Airlines, Inc. 2015 Incentive Award Plan
(3)Registration Statement (Form S-3 No. 333-252989) of Spirit Airlines, Inc. and the related Prospectus
(4)Registration Statement (Form S-8 No. 333-206350) Spirit Airlines Inc. 2015 Incentive Award Plan
(5)Registration Statement (Form S-8 No. 333-174812) Amended and Restated 2005 Incentive Stock Plan and the 2011 Equity Incentive Award Plan of Spirit Airlines, Inc.

of our reports dated March 3, 2025, with respect to the consolidated financial statements of Spirit Airlines, Inc. and the effectiveness of internal control over financial reporting of Spirit Airlines, Inc., included in this Annual Report (Form 10-K) of Spirit Airlines, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Miami, Florida
March 3, 2025